Exhibit 10.3
                         Form of Shareholders Agreement

Document No. 230034_1
                                      (2)

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                             Shareholders Agreement

                             Dated: January 16,1995

                                  entered into

                               Between and Among:

                                   Ehud BarOn

                                     and: Dimotech
                                     and: Intex Israel Technologies
                                                Corporation, Ltd.
                                     and: Edward Wolfe
                                     and: E&M Computing, Ltd.
                                     and: Shmuel Geva
                                     and: Rami Entin
                                     and: Zvi Bar-nes
                                     and: Gad Rosenberg
                                     and: Joseph Zaltzman
                                     and: Micha Segev

Each one of the above parties shall be referred to as "Shareholder" and all of them collectively shall be referred to as "The Shareholders".
                                     and: Electronic Associates Inc
                                          (hereinafter EA)

Document No. 229995_1

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                    Whereas EA and BarOn Technologies Ltd (hereinafter BarOn)
shall enter into an Investment Agreement dated Jan 16. 1995 (hereinafter The Investment Agreement) under which EA purchases shares of BarOn and,

                    Whereas under the Investment Agreement EA has been granted certain rights, the implementation of which require, or may in the future require certain positive votes of The Shareholder or of The Shareholders within the framework of Shareholders general meetings, and,

                    Whereas certain Shareholders have entered in the past into certain agreements with BarOn granting them certain rights some of which have currently been exercised, some of which are no longer effective, some of which shall be terminated according to this Shareholders Agreement and some of which (as listed in Appendix "A") shall remain effective and binding and,

                    Whereas The Parties wish to define the relationships among themselves and to contractually regulate certain issues herein addressed. Now therefore, in consideration of the mutual premises hereinafter set forth, The
Shareholders mutually agree as follows:
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6                   The preamble to this agreement constitutes an integral part thereof.

7                   This agreement shall become effective simultaneously with the closing of the
                    Investment Agreement.

3. The Shareholders hereby undertake to vote in favor of any Shareholder meetings resolutions necessary for the implementation of all of BarOn's obligations under the Investment Agreement.

4.                  Subject to the closing of the Investment Agreement:

                    a) The Shareholders hereby acknowledge the fulfillment by BarOn of all previous obligations towards each one of them to their full satisfaction and agree to discharge BarOn from all liabilities and debts of any kind other than those listed in Appendix A.

                    b) The Shareholders agree unconditionally to give up and revoke all previous contractual rights with BarOn and with each other, except for the rights specified in this Shareholders Agreement, the ownership of their shares of BarOn, and the rights set forth in Appendix "A" (Intex Corporation).

                    c)       In view of the previous sections 4(a) and 4(b) The Shareholders declare that there is no longer a need for their consent for the consummation of the
                             Investment and Manufacturing Agreements between BarOn and EA and/or
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Document No. 229995_1

                                      (4)

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                             for each of the Stock Purchase Agreements between The Shareholders and
                             EA.

5.                  a)       Mr Shmuel Geva, Mr Zvi Bar-nes, Mr Gad Rosenberg, Mr Rami Entin, Mr
                                -----------     -----------     -------------     ----------
                             Joseph Zaltzman, Mr Micha Segev (hereinafter Hilan group) mutually agree
                             ---------------     -----------
                             to be represented at BarOn's Shareholders meetings by Mr Shumuel Geva
                                                                                      ------------
                             who at the group's discretion may be replaced at any time and from time to time.

                    b) Mr Edward Wolfe agrees to be represented at BarOn's Shareholders meetings by Dr Ehud BarOn. Dr Ehud BarOn, Mr Edward Wolfe and E.M Computing Ltd shall be referred to herein as the "BarOn Group".

                    c) For the purposes of this Agreement, the Hilan group and the BarOn group shall each be deemed as a single Shareholder and will have the full accumulated rights of all their group members. (Changes within the Hilan Group shall not change its rights hereunder).

6.                  The parties hereto agree:

                    a)       To cause by their positive vote that the Board of Directors of BarOn shall consist of nine (9) Directors.

                    b)       Any single Shareholder, for each holding of 10.1% of the issued stock of
                             BarOn will have the right to propose the nomination of one Director.

                    c)      Not withstanding the foregoing provisions, a single
                             Shareholder who is a party hereto, whose share in the issued stock of BarOn was reduced and/or diluted to less than 10.1% shall maintain the right to propose one Director so long as his decreased holding is 7% or more of the issued stock of BarOn.

                    d) To the extent possible according to Israeli law, EA may elect to request the nomination of one Director only, having the voting power of the full number of Directors that EA is entitled to propose.

                    e)       To vote in favor of the nomination of the Directors to BarOn's Board of
                             Directors proposed in accordance with sections 7 (a) (b) (c) and (d) above.

7.                  a)       The Shareholders mutually agree to vote in favor of the nomination of an observer proposed by E&M Computing Ltd so long E&M Computing Ltd holds 4% or more of the issued stock of BarOn.
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                    b)       The observer shall be invited to attend all BarOn's Board Meetings and all meetings held at BarOn.

8. Under the terms and conditions of the Investment Agreement, not later than Sept 30, 1995, EA is contemplated to increase its holdings up to 33.33% of BarOn's issued stock, of which EA is currently purchasing only 25.01%. It is hereby agreed that until September 30, 1995 EA's vote shall be deemed to have the power of 33.33%, after which date EA's vote shall be in compliance with its actual holdings.

9.                  The Shareholders mutually understand and agree that:

                    a)       659,400 shares (8.46%) of the stock of BarOn (hereinafter Prior Reserved
                             Stock) was reserved prior to the Investment Agreement for distribution at the sole discretion of Ehud BarOn.

                    b) Part of the Prior Reserved Stock has already been allocated to Ed Wolfe and certain employees and the rest will be allocated at the sole discretion of Ehud BarOn.

                    c) The number of shares that each of The Shareholders received in the past including EA, was calculated as if the entire Prior Reserved stock was already issued (fully diluted basis).

                    d)       The issuance by Dr BarOn of the Prior Reserved Stock is hereby pre-approved and shall not require any additional resolution.

10.                 a)       The Shareholders agree that neither The Shareholders meetings nor the
                             Board of Directors will adopt resolutions under which BarOn will authorize:
                             (i)     a merger.
                             (ii)    A sale of assets of real estate, technology, or patents.
                             (iii)   Grants of an exclusive licenses for any of its technologies.
                                     (except for subsidiaries).
                             (iv)    An acquisition of another entity.
                             (v)     The making of any loans.(Normal bank
                                     deposits including normal bank monetary
                                     investments shall not be considered as
                                     "Loans").
                             that shall become valid against the negative vote
                             of the majority of the Directors nominated by EA.

                    b)       The Board of Directors shall authorize the setting up of an executive committee consisting of three members out of which one shall be elected on the recommendation of EA.
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                    c)       The provisions of this section 10 are not
                             transferable by EA and shall remain effective for
                             three years or until an I.P.O or upon the reduction
                             of EA's holding to less than 20.2% of the amount of
                             issued shares of BarOn, whichever comes first

11. The Parties mutually agree to vote in favor of the adoption of the attached English form of the Articles of Association for the management of BarOn as set forth in Appendix "C".

12. This Agreement shall terminate automatically upon the issuance of an Initial Public Offering which all parties undertake to make their best effort to materialize.

13. This Agreement shall also constitute a Shareholders Meeting Unanimous Resolution authorizing the arrangements set forth herein and as a ratification of all previous acts of BarOn and its Board of Directors.

14. Those of The Shareholders who have signed a Stock Purchase Agreement for the sale of certain shares to EA hereby authorize Avi Goldsobel Esq. to deliver such Stock Purchase Agreements and related documents to EA and upon EA's signature and Closing to receive, as their trustee, the monetary consideration (checks or other instruments). Mr Goldsobel shall deliver the consideration to each of The Shareholders according to their share.

15.                 BarOn hereby undertakes to issue to EA additional shares and all selling
                    Shareholders agree, if so requested by BarOn, to cover any amount of shares which may be missing in order to reach the amount of 649,000 shares to be sold to EA.
                    The price per share of the additional allocation referred herein shall be as set forth in the Stock Purchase Agreements to cover their proportionate share in any amount of BarOn's shares which may be, at the time of closing missing for the fulfillment of the sale to EA.

16. In the event that not all of The Shareholders, the names of which appear herein shall actually sign this Agreement, this Agreement shall be binding upon the parties whose signatures are affixed hereto.

17.                 a)       The provisions of this Agreement cannot be changed without the prior written consent of all parties hereto.

                    b) No sale of shares by each of the parties hereto shall become effective unless the buyer has agreed to be bound by the provisions of this Agreement and to maintain the rights of the seller (except for the rights set forth in section 10 hereto).
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Document No. 229995_1

                                      (7)

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18.                 The Parties agree that all future offerings of shares by
                    BarOn Technologies Ltd or its subsidiaries to one or more of the Parties (after EA has exercised its rights under section
                    4 of the Investment Agreement or the expiration thereof in accordance with its provisions) shall be offered on the same terms to all the parties according to their pro-rated share.
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Ehud BarOn                           Dimotech                   Intex Israel Technologies
                                                                        Corporation Ltd

----------------    -----------------------------                ------------------------

Edward Wolfe                 E&M Computing Ltd                          Shmuel Geva

----------------    -----------------------------                ------------------------

Rami Entin                   Joseph Zaltzman                            Gad Rosenberg

----------------    -----------------------------                ------------------------

Zvi Bar-nes                  Micha Segev                           Electronic Associates, Inc.

----------------    -----------------------------                ------------------------

                                                                        -------------------------
                                                                        BarOn Technologies, Ltd.
                                                                        Gutwirth Science Park,
                                                                        Technion City, Haifa 32000
                                                                        Israel. (for the guaranty
                                                                        of Sections 15 and 18)
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Document No. 229995_1

                                       (8)

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